SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

ALLIED HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ALLIED HOLDINGS, INC.
160 Clairemont Avenue, Suite 200
Decatur, Georgia 30030
NOTICE OF ANNUAL MEETING
May 24, 2005
To the Shareholders of Allied Holdings, Inc.:
      The annual meeting of shareholders of Allied Holdings, Inc. (the “Company”) will be held at the corporate offices of the Company, 160 Clairemont Avenue, 3rd Floor Conference Room, Decatur, Georgia 30030 on May 24, 2005 at 10:00 a.m., local time, for the following purposes:

1. To elect three directors for terms ending in 2008; and

2. To take action on whatever other business may properly come before the meeting.
      Only holders of record of common stock at the close of business on March 31, 2005 will be entitled to vote at the meeting. The stock transfer books will not be closed.

By Order of the Board of Directors,

Thomas M. Duffy
Executive Vice President, Secretary and General Counsel
Decatur, Georgia
April 26, 2005
      WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE VOTE BY PROXY PROMPTLY. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

ALLIED HOLDINGS, INC.
160 Clairemont Avenue, Suite 200
Decatur, Georgia 30030
ANNUAL MEETING OF SHAREHOLDERS
May 24, 2005
PROXY STATEMENT
       This Proxy Statement is furnished to shareholders of Allied Holdings, Inc. (the “Company”) in connection with the solicitation by the Board of Directors of proxies to be used at the annual meeting of shareholders of the Company to be held on May 24, 2005 at 10:00 a.m., local time, at the corporate offices of the Company, 160 Clairemont Avenue, 3rd Floor Conference Room, Decatur, Georgia 30030, and any adjournments thereof.
      The cost of soliciting proxies will be borne by the Company. In addition to solicitation of shareholders of record by mail, telephone, or personal contact, arrangements will be made with brokerage houses to furnish proxy materials to their principals, and the Company will reimburse them for their mailing expenses. Custodians and fiduciaries will be supplied with proxy materials to forward to beneficial owners of the Common Stock of the Company. No remuneration will be paid directly or indirectly for the solicitation of proxies.
      An annual report to the shareholders, including financial statements for the year ended December 31, 2004, is enclosed with this Proxy Statement. This Proxy Statement and the accompanying materials are first being mailed to shareholders on or about April 26, 2005.
VOTING AND OUTSTANDING STOCK
      At the close of business on the record date, March 31, 2005, the Company had outstanding and entitled to vote at the annual meeting 8,940,167 shares of Common Stock. Each share of Common Stock is entitled to one vote. For each proposal to be considered at the annual meeting, the holders of a majority of the outstanding shares of stock entitled to vote on such matter at the meeting, present in person or by proxy, shall constitute a quorum. Abstentions and broker non-votes will be treated as present for purposes of determining a quorum. “Broker non-votes” are votes that brokers holding shares of record for their customers (i.e., in “street name”) are not permitted to cast under applicable stock exchange regulations because the brokers have not received instructions (or have received incomplete instructions) from their customers as to certain proposals and as to which the brokers have advised the Company that they lack voting authority. Under current American Stock Exchange rules, brokers would have discretionary voting power for the election of directors (Proposal 1).
      With regard to the election of directors, votes may be cast for the nominees or may be withheld. The election of directors requires the affirmative vote of a plurality of the votes cast by shares entitled to vote at the annual meeting. Votes that are withheld and broker non-votes are not considered “votes cast” and therefore will have no effect on the outcome of the election of directors.
      With regard to any proposals to be considered at the annual meeting other than for the election of directors, none of which are presently anticipated, votes may be cast for or against each of the proposals, or shareholders may abstain from voting on each of the proposals. The approval of any such proposal requires the affirmative vote of a majority of the votes cast at the meeting in person or by proxy and entitled to vote on such proposals. As such, abstentions and broker non-votes will have no effect on the outcome of such matters, if any.

      You may vote in person at the annual meeting or by proxy. Whether or not you expect to be present at the annual meeting, please vote by proxy promptly. To vote by proxy, you may select one of the following options:
      Vote by Telephone. You can vote your shares by telephone by calling the toll-free telephone number (at no cost to you) shown on your proxy card. Telephone voting is available 24 hours-a-day, seven days-a-week. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate the shareholder by using individual control numbers. Proxies granted by telephone using these procedures are valid under Georgia law. You can also consent to view future proxy statements and annual reports on the Internet instead of receiving them in the mail. If you vote by telephone, you do NOT need to return your proxy card.
      Vote by Internet. You can also choose to vote on the Internet. The web site for Internet voting is shown on your proxy card. Internet voting is available 24 hours-a-day, seven days-a-week. You will be given the opportunity to confirm that your instructions have been properly recorded. Proxies granted over the Internet using these procedures are valid under Georgia law. If you vote on the Internet, you do NOT need to return your proxy card.
      Vote by Mail. If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided. Please do so as soon as possible so that your shares may be represented at the annual meeting. If you wish to view future proxy statements and annual reports on the Internet, check the box provided on the card.
      Revocation of Proxy. If you vote by proxy, you may revoke that proxy at any time before it is voted at the annual meeting. You may do this by: (i) voting again by telephone or on the Internet prior to the meeting; (ii) signing another proxy card with a later date and returning it to us at the attention of the Corporate Secretary prior to the meeting; or (iii) attending the meeting in person and casting a ballot.
      If you sign the proxy card or submit your vote by Internet or by telephone but do not specify how you want your shares to be voted, your shares will be voted “FOR” each nominee listed in Proposal 1. The persons named in the enclosed proxy card and acting thereunder will have discretion to vote on any other matter that may properly come before the annual meeting in accordance with their best judgment.
PROPOSAL 1.
ELECTION OF DIRECTORS AND INFORMATION REGARDING DIRECTORS
      The Bylaws of the Company provide for the division of the Board into three classes, each class serving for a period of three years. Members of the three classes currently are as follows: (i) Guy W. Rutland, III, Robert R. Woodson and J. Leland Strange; (ii) Guy W. Rutland, IV, Berner F. Wilson, Jr. and Thomas E. Boland; and (iii) David G. Bannister, Robert J. Rutland, William P. Benton and Hugh E. Sawyer. Pursuant to the Bylaws, the Board of Directors set the number of directors serving on the Board at ten in February 2005. The Board has determined that the following directors, which constitute a majority of the Board (six), are independent in accordance with the American Stock Exchange rules governing director independence: Messrs. Bannister, Benton, Boland, Strange, Wilson and Woodson.
      The directors whose terms will expire at the 2005 annual meeting of shareholders are Guy W. Rutland, III, Robert R. Woodson and J. Leland Strange. Messrs. Rutland, Woodson and Strange each has been nominated to stand for reelection as director to hold office until the 2008 annual meeting of shareholders or until his successor is elected and qualified. If any nominee is unable to stand for reelection, the Board of Directors may, by resolution, provide for a lesser number of directors, or designate a substitute nominee, in which event the persons named in the enclosed proxy will vote proxies that would otherwise be voted for all named nominees for the election of such substitute nominee. The Board of Directors of the Company recommends that the shareholders vote “FOR” approval of the proposal to elect the three nominees for directors listed below.
Nominees for Election to Terms Expiring 2008 Annual Meeting

GUY W. RUTLAND, III
Director Since 1964
Age 68
Mr. Rutland was elected Chairman Emeritus in December 1995 and served as Chairman of the Board of the Company from 1986 to December 1995. Prior to October 1993, Mr. Rutland was Chairman or Vice Chairman of each of the Company’s subsidiaries.

J. LELAND STRANGE
Director Since 2002
Age 63
Mr. Strange is Chairman of the board of directors, Chief Executive Officer and President of Intelligent Systems Corporation and has been with that company since its merger with Quadram Corporation in 1982. Mr. Strange is Chairman of the Georgia Tech Research Corp. He serves on the advisory board of the Georgia Institute of Technology’s College of Management.

ROBERT R. WOODSON
Director Since 1993
Age 73
Mr. Woodson retired as a member of the board of directors of John H. Harland Company in April 1999 and served as its Chairman from October 1995 to April 1997. Mr. Woodson was also the President and Chief Executive Officer of John H. Harland Company prior to October 1995. Mr. Woodson also served as a director of Haverty Furniture Companies, Inc. through May 2002.

Incumbent Directors — Terms Expiring 2007 Annual Meeting

THOMAS E. BOLAND
Director Since 2001
Age 70
Mr. Boland retired as Chairman of the Board of Wachovia Corporation of Georgia and Wachovia Bank of Georgia, N.A., in April, 1994. Mr. Boland joined Wachovia (formerly The First National Bank of Atlanta) in 1954 and was a senior executive in various capacities until his retirement. Mr. Boland has been Special Counsel to the President of Mercer University of Macon and Atlanta since October 1995. Mr. Boland currently serves on the boards of directors of Citizens Bancshares, Inc. and its subsidiary Citizens Trust Bank in Atlanta and Neighbors Bancshares, Inc. and its subsidiary Neighbors Bank, Alpharetta, Georgia. Mr. Boland is past chairman of the board of directors of Minbanc Capital Corporation of Washington, D.C. and formerly served on the boards of directors of InfiCorp Holdings, Inc., of Atlanta, and VISA International and VISA U.S.A. of San Mateo, California.

GUY W. RUTLAND, IV
Director Since 1993
Age 41
Mr. Rutland has been Senior Vice President of Performance Management and Chaplaincy of the Company since July 2001, and was Executive Vice President and Chief Operating Officer of Allied Automotive Group, Inc., a subsidiary of the Company, from February 2001 to July 2001. Mr. Rutland was Senior Vice President — Operations of Allied Automotive Group, Inc. from November 1997 to February 2001. Mr. Rutland was Vice President — Reengineering Core Team of Allied Automotive Group, Inc., from November 1996 to November 1997. From January 1996 to November 1996, Mr. Rutland was Assistant Vice President of the Central and Southeast Region of Operations for Allied Systems, Ltd., a subsidiary of the Company. From March 1995 to January 1996, Mr. Rutland was Assistant Vice President of the Central Division of Operations for Allied Systems, Ltd. From June 1994 to March 1995, Mr. Rutland was Assistant Vice President of the Eastern Division of Operations for Allied Systems, Ltd. From 1993 to June 1994, Mr. Rutland was assigned to special projects with an assignment in Industrial Relations/ Labor Department and from 1988 to 1993, Mr. Rutland was Director of Performance Management for Allied Systems, Ltd.

BERNER F. WILSON, JR.
Director Since 1993
Age 66
Mr. Wilson retired as Vice President and Vice-Chairman of the Company in June 1999. Mr. Wilson was Secretary of the Company from December 1995 to June 1998. Prior to October 1993, Mr. Wilson was an officer or Vice Chairman of several of the Company’s subsidiaries. Mr. Wilson joined the Company in 1974 and held various finance, administration, and operations positions prior to his retirement in 1999. Mr. Wilson currently serves on the board of directors of Mountain Heritage Bank in Clayton, Georgia.

Incumbent Directors — Terms Expiring 2006 Annual Meeting

DAVID G. BANNISTER
Director Since 1993
Age 49
Mr. Bannister is a private investor. Mr. Bannister was a Managing Director of Grotech Capital Group, a private equity group, from June 1998 to December 2003. Mr. Bannister was a Managing Director in the Transportation Group of BT Alex Brown Incorporated and was employed by that firm in various capacities from 1983 to June 1998. Mr. Bannister is also a director of Landstar System, Inc.

WILLIAM P. BENTON
Director Since 1998
Age 81
Mr. Benton became a director of the Company in February 1998. Mr. Benton retired from Ford Motor Company as its Vice President of Marketing worldwide after a 37-year career with that company. During this time Mr. Benton held the following major positions: VP/General Manager of Lincoln/ Mercury Division; VP/ General Manager Ford Division; 4 years in Europe as Group VP Ford of Europe; and a member of the company’s Product Planning Committee, responsible for all products of the company worldwide. Most recently Mr. Benton was vice chairman of Wells Rich Greene, an advertising agency in New York, from September 1986 to January 1997, and Executive Director of Ogilvy & Mather Worldwide, an advertising agency in New York from January 1997 to January 2002. Mr. Benton has been a director of Speedway Motor Sports, Inc. since February 1995, and a director of Sonic Automotive, Inc. since December 1997.

ROBERT J. RUTLAND
Director Since 1965
Age 63
Mr. Rutland has been Chairman of the Company since 1995, and served as Chairman and Chief Executive Officer of the Company from February 2001 to June 2001 and from December 1995 to December 1999. Mr. Rutland was the President and Chief Executive Officer of the Company from 1986 to December 1995. Prior to October 1993, Mr. Rutland was Chief Executive Officer of each of the Company’s subsidiaries. Mr. Rutland is a member of the board of directors of Fidelity National Bank, a national banking association.

HUGH E. SAWYER
Director Since 2001
Age 50
Mr. Sawyer has been President and Chief Executive Officer of the Company since June 2001. Mr. Sawyer served as President and Chief Executive Officer of Aegis Communications Group, Inc. from April 2000 to June 2001. Mr. Sawyer served as President of Allied Automotive Group, Inc., a subsidiary of the Company, from January 2000 to April 2000. Mr. Sawyer was President and Chief Executive Officer of National Linen Service, a subsidiary of National Service Industries, Inc., from 1996 to 2000, and President of Wells Fargo Armored Service Corp., a subsidiary of Borg-Warner Corp., from 1988 to 1995. Mr. Sawyer is a member of the board of directors of Spiegel, Inc.

Other Information About the Board and Its Committees
      All directors have served continuously since their first election or appointment. Robert J. Rutland and Guy W. Rutland, III are brothers. Guy W. Rutland, IV is the son of Guy W. Rutland, III. The Board of Directors held 12 meetings during 2004. Each director attended at least 75% of the meetings of the Board of Directors and the meetings of committees of which he was a member. The Board of Directors has two standing committees, the Audit Committee and the Compensation and Nominating Committee. In accordance with applicable American Stock Exchange and Securities and Exchange Commission (“SEC”) requirements, the Board of Directors has determined that each director serving on the Audit Committee and Compensation and Nominating Committee is an independent director.
      The Company encourages shareholder communication with the Board of Directors. Any shareholder who wishes to communicate with the Board of Directors or with any particular director, including any independent director, may send such correspondence to Thomas M. Duffy, Secretary, Allied Holdings, Inc., 160 Clairemont Avenue, Decatur, Georgia 30030. Such correspondence should indicate that you are a shareholder of the Company and clearly specify that it is intended to be forwarded to the entire Board of Directors or to one or more particular directors. Mr. Duffy will forward all correspondence satisfying such criteria.
      The Board of Directors has adopted a policy that all directors on the Board of Directors are expected to attend annual meetings of the Company’s shareholders and be available for questions from shareholders, except in the case of unavoidable conflicts. All of the directors on the Board of Directors attended the Company’s previous annual meeting of shareholders held in May 2004.
      Certain information regarding the function of the Board’s committees, their present membership, and the number of meetings held by each committee during 2004 is presented below.
Audit Committee
      The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the Company’s financial matters. The Board of Directors of the Company has adopted a written charter for the Audit Committee, which was included as Appendix A to the Company’s Proxy Statement for the 2004 annual meeting of shareholders as filed with the SEC on April 16, 2004. Under the charter, the Audit

Committee’s principal responsibilities include hiring the Company’s independent auditors; reviewing the plans and results of the audit engagement with the independent auditors; inquiring as to the adequacy of the Company’s internal accounting controls; monitoring the compliance with material policies and laws, including the Company’s Code of Conduct; and reviewing the Company’s financial statements, reports and releases.
      The Audit Committee oversees the Company’s Code of Conduct, which applies to all of the Company’s directors, executive officers and non-bargaining unit employees. The Code of Conduct was included as an exhibit to the Company’s 2003 annual report on Form 10-K filed with the SEC on April 13, 2004.
      The members of our Audit Committee are David G. Bannister, William P. Benton, Robert R. Woodson and Thomas E. Boland, with Mr. Bannister serving as the Chairman. The Board has determined that Messrs. Bannister, Boland and Woodson each qualifies as an “audit committee financial expert” as that term is defined by the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002. During 2004, the Audit Committee held 17 meetings.

REPORT OF THE AUDIT COMMITTEE
April 15, 2005
To the Board of Directors of Allied Holdings, Inc.:
The undersigned members of the Audit Committee of the Board of Directors of Allied Holdings, Inc. have prepared this report for inclusion in the Company’s Proxy Statement for the 2005 annual meeting of shareholders. Each member of our committee satisfies the independence requirements for audit committee members prescribed by the applicable rules of the SEC and The American Stock Exchange.
We carry out our responsibilities pursuant to our written charter. We oversee the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. Our responsibility is to monitor and oversee these processes and to report our findings to the Board of Directors. The members of our committee are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors.
In this context, we met and held discussions with management and KPMG LLP, our independent auditors, including discussions with KPMG LLP at the conclusion of the audit to discuss the results of their examination, their evaluation of the Company’s internal accounting controls, and the overall quality of the Company’s financial reporting. Management represented to us that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and we have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2004.
We also reviewed with KPMG LLP its opinion on the conformity of those audited financial statements with generally accepted accounting principles and such other matters as required to be discussed with audit committees by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.
We have received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with KPMG LLP the accountants’ independence.
Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.
We have also appointed KPMG LLP to act as the Company’s independent auditors for fiscal 2005.
The foregoing report has been furnished by the Audit Committee of Allied Holdings’ Board of Directors.

David G. Bannister, Chairman	William P. Benton	Robert R. Woodson	Thomas E. Boland
The foregoing report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference in any previous or future documents filed by the Company with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the Report by reference in any such document.
Compensation and Nominating Committee
      The Compensation and Nominating Committee periodically reviews the compensation and other benefits provided to officers of the Company. The Board of Directors of the Company has adopted a written charter for the Compensation and Nominating Committee, which was included as Appendix B to the Company’s Proxy

Statement for the 2004 annual meeting of shareholders as filed with the SEC on April 16, 2004. Under the charter, the Compensation and Nominating Committee may establish compensation for the officers of the Company and approve employment agreements with the officers of the Company. The Compensation and Nominating Committee may also recommend to the Board of Directors changes to the Company’s total compensation philosophy. In addition, the Compensation and Nominating Committee identifies qualified director candidates, reviews the qualifications of all persons recommended to serve on the Board of Directors and makes recommendations to the Board of Directors regarding such persons.
      With respect to the Compensation and Nominating Committee’s evaluation of director nominee candidates, the committee has no formal requirements or minimum standards for the individuals that it nominates. Rather, the Compensation and Nominating Committee considers each candidate on his or her own merits. However, in evaluating candidates, there are a number of factors that the committee generally views as relevant and is likely to consider, including the candidate’s professional experience, his or her understanding of the business issues affecting the Company, his or her experience in serving on other boards of directors or in the senior management of companies that have faced issues generally of the level of sophistication that the Company faces, and his or her integrity and reputation. In searching for potential Board nominees, the committee seeks directors who are able to devote significant time and effort to Board and Board committee responsibilities and are able to work collegially with others. The committee also must consider whether a nominee is “independent” based on SEC rules and the listing standards of The American Stock Exchange.
      The Compensation and Nominating Committee does not assign a particular weight to the individual factors. Similarly, the committee does not expect to see all (or even more than a few) of these factors in any individual candidate. Rather, the Compensation and Nominating Committee looks for a mix of factors that, when considered along with the experience and credentials of the other candidates and existing Board members, will provide shareholders with a diverse and experienced board of directors. With respect to the identification of nominee candidates, the Compensation and Nominating Committee has not developed a formalized process. Instead, its members and the Company’s senior management have recommended candidates whom they are aware of personally or by reputation. The Company historically has not utilized a recruiting firm to assist in the process but could do so in the future.
      The Compensation and Nominating Committee welcomes recommendations from shareholders and evaluates shareholder nominees in the same manner that it evaluates a candidate recommended by other means. In order to make a recommendation, the Compensation and Nominating Committee asks that a shareholder send the committee:

•	a resume for the candidate detailing the candidate’s work experience and academic credentials;

•	written confirmation from the candidate that he or she (1) would like to be considered as a candidate and would serve if nominated and elected, (2) consents to the disclosure of his or her name, (3) has read the Company’s Code of Conduct and that during the prior three years has not engaged in any conduct that, had he or she been a director, would have violated the Code or required a waiver, (4) is, or is not, “independent” as that term is defined in the American Stock Exchange Corporate Governance rules, and (5) has no plans to change or influence the control of the Company;

•	the name of the recommending shareholder as it appears in the Company’s books, the number of shares of Common Stock that are owned by the shareholder and written confirmation that the shareholder consents to the disclosure of his or her name. (If the recommending person is not a shareholder of record, he or she should provide proof of share ownership);

•	personal and professional references, including contact information; and

•	any other information relating to the candidate required to be disclosed in a proxy statement for election of directors under Regulation 14A of the Securities Exchange Act of 1934.
      The foregoing information should be sent to the Compensation and Nominating Committee, c/o Thomas M. Duffy, who will forward it to the chairperson of the committee. The committee does not necessarily respond directly to a submitting shareholder regarding recommendations. Also, the Company’s Bylaws provide that shareholders may directly nominate directors for consideration at any annual meeting of shareholders. To nominate a candidate for election, a shareholder must follow the procedures set forth in the Company’s Bylaws. These procedures are summarized under the heading “Shareholder Proposals at the Company’s Next Annual Meeting of Shareholders” in this Proxy Statement.
      On October 24, 2004, the Compensation and Nominating Committee received a recommendation from Alan W. Weber, a shareholder who beneficially owned more than 5% of the Company’s Common Stock for more than one year from the date Mr. Weber’s recommendation was made to the committee, that he be nominated to serve on the Company’s Board of Directors. After consideration and discussion of Mr. Weber’s recommendation, the Compensation and Nominating Committee did not choose to recommend to the Board that Mr. Weber be nominated for a position on the Board of Directors at this time.
      The members of the Compensation and Nominating Committee are David G. Bannister, Robert R. Woodson, William P. Benton and J. Leland Strange, with Mr. Benton serving as the Chairman. During 2004, the Compensation and Nominating Committee held four meetings.
Compensation of Directors
      For the year ended December 31, 2004, each director of the Company who was not also an employee received an annual fee of $25,000 and a fee of $1,500 for each meeting of the Board or any of its committees attended, plus reimbursement of expenses for attending meetings. An additional fee of $5,000 was paid to the chairman of each committee of the Board. Directors are also eligible to participate in the Company’s Amended and Restated Long-Term Incentive Plan (the “LTI Plan”). No awards were made to directors under the LTI Plan in 2004.
COMMON STOCK OWNERSHIP BY MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS
      The following table sets forth certain information about beneficial ownership of the Common Stock as of March 31, 2004 by (i) each director of the Company and each named executive officer of the Company named herein, and (ii) all directors and executive officers of the Company as a group. Unless otherwise indicated, the beneficial owners of the Common Stock listed below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

	Number of Shares	Percentage of Shares
Beneficial Owner	Beneficially Owned(1)	Outstanding(2)

Robert J. Rutland(3)	1,123,894	12.6
Guy W. Rutland, III(4)	850,718	9.5
Guy W. Rutland, IV(5)	651,936	7.3
Hugh E. Sawyer(6)	620,000	6.9
Berner F. Wilson, Jr.(7)	107,076	1.2
Thomas M. Duffy(8)	99,863	1.1
David A. Rawden(9)	86,600	1.0
David G. Bannister(10)	36,000	*
Robert R. Woodson(10)	36,000	*
William P. Benton(10)	34,000	*
Thomas E. Boland(10)	35,000	*
J. Leland Strange(10)	32,000	*
Robert C. Chambers	—	*
All executive officers and directors as a group (11) (11 persons)	3,713,087	41.5

*	Less than 1%

(1)	Under the rules of the SEC, a person is deemed to be a beneficial owner of any securities that such person has the right to acquire beneficial ownership of within 60 days as well as any securities owned by such person’s spouse, children or relatives living in the same household.

(2)	Based on 8,940,167 shares outstanding as of March 31, 2005. Shares underlying outstanding stock options or warrants held by the person indicated and exercisable within 60 days of such date are deemed to be outstanding for purposes of calculating the percentage owned by such holder.

(3)	Includes 18,099 shares owned by his wife as to which he disclaims beneficial ownership.

(4)	Includes 18,099 shares owned by his wife and 67,800 shares owned by a private foundation as to which he disclaims beneficial ownership.

(5)	Includes 647,211 shares held in a limited partnership of which he is the direct beneficiary.

(6)	Includes options to acquire 600,000 shares.

(7)	Includes options to acquire 6,667 shares.

(8)	Includes 5,245 shares owned by his wife as to which he disclaims beneficial ownership, and options to acquire 88,333 shares.

(9)	Includes options to acquire 70,000 shares.

(10)	Includes options to acquire 30,000 shares for each individual.

(11)	Includes options to acquire 915,001 shares.
      The following table sets forth certain information about beneficial ownership of each person known to the Company to own more than 5% of the outstanding Common Stock as of March 31, 2005, other than directors of the Company:

	Number of Shares	Percentage of
Name and Address of Beneficial Owner	Beneficially Owned	Shares Outstanding

Beck, Mack and Oliver LLC(1)	1,018,050	11.4
360 Madison Avenue
New York, New York 10017

Alan W. Weber(2)	1,069,900	12.0
5 Evan Place
Armonk, New York 10504

J. B. Capital Partners, L.P.(2)	1,020,800	11.4
5 Evan Place
Armonk, New York 10504

Dimensional Fund Advisors Inc.(3)	466,635	5.2
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Robert E. Robotti, Robotti & Company, LLC,	732,597	8.2
Robotti & Company Advisors, LLC and
The Ravenswood Management Company, LLC and
the Ravenswood Investment Company, L.P.(4)
52 Vanderbilt Avenue, Suite 503
New York, New York 10017

(1)	According to a Schedule 13G filed on January 26, 2005 on behalf of Beck, Mack and Oliver LLC (“BMO”), BMO possesses shared investment power over 1,018,050 shares and sole voting power as to 989,750 shares.

(2)	According to a Schedule 13D filed on October 19, 2004 on behalf of J. B. Capital Partners, L.P. (“J.B. Capital”) and Alan W. Weber, J.B. Capital possesses shared voting and investment power as to

1,020,800 shares, and Mr. Weber possesses sole voting and investment power as to 49,100 shares and shared voting and investment power as to 1,020,800 shares.

(3)	According to a Schedule 13G filed on February 9, 2005 on behalf of Dimensional Fund Advisors Inc. (“Dimensional”), in its role as investment advisor or manager to certain investment companies, trust and accounts, Dimensional possesses voting and/or investment power over the 466,635 shares owned by such investment companies, trust and accounts. Dimensional disclaims beneficial ownership of such shares.

(4)	According to a Schedule 13G filed on February 14, 2005 on behalf of Robert E. Robotti, Robotti & Company, LLC and Robotti & Company Advisors LLC, in its role as a broker dealer and an investment advisor, and The Ravenswood Management Company, LLC and the Ravenswood Investment Company, L.P., of which Mr. Robotti serves as Managing Member of the General Partner of such limited partnership. Mr. Robotti possesses shared voting and investment power as to the securities but does not have sole voting or investment power as to the securities.

EXECUTIVE COMPENSATION
Compensation and Nominating Committee Report on Executive Compensation
      The Compensation and Nominating Committee of the Board reviews, establishes, administers and regularly reviews the Company’s executive compensation plans, policies and programs as one of its principal functions. The following is the Compensation and Nominating Committee’s report to the Company’s shareholders with respect to the compensation of our executive officers.

Executive Compensation Components
      The executive compensation philosophy of the Company is to link compensation with enhancement of shareholder value and retain executive talent the Company considers important for its long-term success. The Company’s executive compensation is based on the following three principal components, each of which is intended to support the overall compensation philosophy:
      Base Salary. The Compensation and Nominating Committee considers several factors in determining the annual salary of each of the executive officers. Factors considered by the committee include its evaluation of each executive officer’s performance, its assessment of the executive officer’s value to the organization and any planned change in functional responsibilities of the executive officer. Base salary amounts for each of the named executive officers are specified in their employment agreements. The Committee believes these base salary amounts are appropriate given the need of the Company to attract and retain qualified executives and are competitive with those paid to executives of other leading companies engaged in the transportation, logistics and trucking industries, and turnaround management.
      Incentive Compensation. The Compensation and Nominating Committee considers several factors in determining whether to award incentive compensation to its executive officers, including criteria related to the implementation and achievement of the Company’s turnaround plan and executive officers’ individual performance in connection with the revitalization initiatives adopted by the Company. For 2004, the Compensation and Nominating Committee did not award any incentive compensation for the named executive officers.
      Stock Compensation. The Compensation and Nominating Committee believes that stock options assist the Company in the long-term retention of its executives and serve to align the interests of the executives with the shareholders by increasing their ownership stake in the Company. Executive officers are eligible to receive annual grants of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, performance units and performance shares under the LTI Plan. During 2004, the Compensation and Nominating Committee awarded incentive stock options and non-qualified stock options to various executive officers, including certain of the named executive officers, pursuant to the LTI Plan. The Company did not award any shares of restricted stock to its executive officers in 2004.

CEO Compensation
      The Compensation and Nominating Committee believes that Hugh E. Sawyer’s compensation as Chief Executive Officer for the year ended December 31, 2004 was appropriately related to the short and long-term performance of the Company. Mr. Sawyer’s base salary in 2004 was $700,000 as provided by his employment agreement and was reduced by $26,923 due to the effect of two weeks of unpaid furlough taken in 2004 pursuant to a Company initiative. Mr. Sawyer was not paid a bonus for the year ended December 31, 2004. The Compensation and Nominating Committee believes that the base salary and benefits provided by Mr. Sawyer’s employment agreement provide for appropriate compensation to Mr. Sawyer in light of the Company’s goal of attracting and retaining a qualified chief executive, and considers the compensation received by Mr. Sawyer for 2004 to have been comparable to chief executive officers of other leading companies engaged in the transportation, logistics and trucking industries or companies engaged in revitalization efforts.

William P. Benton, Chairman	David G. Bannister	Robert R. Woodson	J. Leland Strange
The foregoing report of the Compensation and Nominating Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference in any previous or future documents filed by the Company with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the Report by reference in any such document.
EXECUTIVE COMPENSATION TABLE
      Remuneration paid for 2004, 2003 and 2002 to the following named executive officers and the principal positions of such individuals at December 31, 2004 is set forth in the following table:

							Long-Term Compensation

		Annual Compensation					Securities
							Underlying
						Other Annual	Options	All Other
Name and Principal Position	Year	Salary(1)		Bonus		Compensation	Awards(2)	Compensation(3)

Hugh E. Sawyer	2004	$673,007		—		—	—	—
President and Chief	2003	496,937		$275,000		—	—	$3,619
Executive Officer	2002	539,388		825,000	(5)	—	100,000	6,717

Robert J. Rutland	2004	394,423						18,928
Chairman	2003	385,966		123,060		$37,606	—	17,185
	2002	402,650		307,650		29,870	—	152,164

Thomas M. Duffy	2004	303,974		—		—	20,000	—
Executive Vice President,	2003	235,471		150,000		678	—	—
General Counsel,	2002	245,157		200,000		542	10,000	—
Secretary(7)

Guy W. Rutland IV	2004	177,885		—		1,584	—	748
Senior Vice-President	2003	175,933		35,000		1,440		764
	2002	183,113		100,000		1,100		761

David A. Rawden	2004	317,308		—		—	—	—
Executive Vice	2003	310,855		100,000		—	—	—
President and Chief	2002	267,323	(4)	239,340	(6)	—	50,000	56,982
Financial Officer(8)

Robert C. Chambers	2004	287,740		—		—	—	—
President of Axis	2003	287,740		102,000		—	67,500	—
Group, Inc.(9)

(1)	Each individual other than Mr. Chambers was required to take two one-week unpaid furloughs in 2004. Mr. Sawyer was required to take five one-week non-paid furloughs in 2003, and each remaining individual other than Mr. Chambers was required to take three one-week unpaid furloughs in 2003. Each individual other than Mr. Chambers was required to take one one-week unpaid furlough in 2002.

(2)	For Mr. Sawyer, represents 100,000 shares subject to options granted in 2002. For Mr. Rawden, represents 50,000 shares subject to options granted in 2002. For Mr. Duffy, represents 20,000 shares subject to options granted in 2004 and 10,000 shares subject to options granted in 2002. For Mr. Chambers, represents 67,500 shares subject to options granted in 2003.

(3)	Amounts in this column for Bob Rutland and Guy Rutland in 2004 and 2003 include the taxable compensation recognized by them in regard to premiums paid from the cash surrender value under “split dollar” insurance agreements and in 2002 includes the imputed cost to the Company of the premiums paid under “split dollar” insurance agreements with them based on an interest-free loan basis. Under certain circumstances, the Company will receive back the aggregate of the premiums paid by it less certain adjustments. The amounts reported are required by the SEC’s rules; however, the amounts exceed the taxable compensation recognized by the named executive officers in regard to the split dollar payments in 2002. As a result of changes in the law, including the Sarbanes-Oxley Act of 2002, the Company discontinued paying the premiums on these policies as of July 30, 2002. See “Agreements with Executive Officers and Directors.” For Mr. Sawyer, amounts include premiums paid by the Company on a term life insurance policy on his life for the benefit of his family. For Mr. Rawden, includes $32,810 to reimburse him for certain expenses incurred in relocating to Atlanta, GA and $24,172 to reimburse him for income tax liabilities incurred due to such payments.

(4)	Represents salary paid by the Company commencing on March 4, 2002.

(5)	$275,000 of Mr. Sawyer’s bonus was paid upon the successful refinancing of the Company’s primary lending facilities in February 2002.

(6)	Mr. Rawden’s bonus includes $75,000, which was paid in March 2002 upon commencement of his employment as required by his employment agreement.

(7)	Became Executive Vice President, General Counsel and Secretary in February 2004.

(8)	Employment was terminated and was removed as Executive Vice President and Chief Financial Officer in January 2005.

(9)	Employment was terminated and was removed as President of Axis Group, Inc. in October 2004.

      The following table sets forth information regarding the grant of stock options to each of the named executive officers during 2004 and the value of such options held by each such person as of December 31, 2004:
Option Grants for Last Fiscal Year

Potential Realizable
Value at
Assumed Annual Rates of
Stock Price Appreciation
for
	Individual Grants				Option Term (10 Years)*

					5%	10%
% of Total
	Number of	Options
	Securities	Granted to	Exercise
	Underlying	Employees in	Price	Expiration	Aggregate	Aggregate
Name	Options(1)	Fiscal Year	($/Share)(1)	Date	Value	Value

Thomas M. Duffy	20,000	12.2	$6.65	2/11/14	$83,643	$211,968

*	The dollar gains under these columns result from calculations assuming 5% and 10% growth rates from the closing price of the Company’s Common Stock on the date of grant, as prescribed by the SEC, and are not intended to forecast future price appreciation of the Common Stock.

(1)	Represents 20,000 shares subject to options granted in 2004. Mr. Duffy’s options vest over three years at a rate of 33% per year.

      The following table sets forth as to each of the named executive officers (i) the number of shares of Common Stock acquired pursuant to options exercised and the number of shares underlying stock appreciation rights exercised during 2004, (ii) the aggregate dollar value realized upon the exercise of such options and stock appreciation rights, (iii) the total number of shares underlying exercisable and non-exercisable stock options and stock appreciation rights held on December 31, 2004 and (iv) the aggregate dollar value of in-the-money unexercised options and stock appreciation rights on December 31, 2004:
Aggregated Option Exercises During Last Fiscal Year And
Fiscal Year-End Option Values

			Number of Shares		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options at		Options at
	Number of Shares	Value	Fiscal Year End		Fiscal Year End(1)
	Acquired Upon	Realized Upon
Name	Exercise of Option	Exercise	Exercisable	Unexercisable	Exercisable	Unexercisable

Robert J. Rutland	—	—	—	—	—	—
Hugh E. Sawyer	—	—	600,000	—	$85,500	—
Thomas M. Duffy	—	—	81,667	23,333	$5,667	$833
Robert C. Chambers(2)	—	—	67,500	—	—	—
David A. Rawden(3)	—	—	33,333	36,667	—	—

(1)	In accordance with the SEC’s rules, values are calculated by subtracting the exercise price from the fair market value of the underlying Common Stock. For purposes of this table, fair market value is deemed to be $2.85, the closing price of the Common Stock reported on the American Stock Exchange on November 24, 2004, the last day the Common Stock was traded on the American Stock Exchange in 2004. On March 31, 2005, the closing price of the Common Stock reported on The American Stock Exchange was $2.35. No value is assigned to options or stock appreciation rights where the exercise price for the options and stock appreciation rights was in excess of the fair market value of the underlying Common Stock on November 24 2004, the last day the Common Stock was traded on the American Stock Exchange in 2004.

(2)	Employment was terminated and was removed as President of Axis Group, Inc. in October 2004.

(3)	Employment was terminated and was removed as Executive Vice President and Chief Financial Officer in January 2005.
Agreements with Named Executive Officers and Directors

Employment and Severance Agreements
      Robert Rutland has entered into an employment agreement with the Company which has been renewed for a two-year term ending in February 2007, and is automatically renewed for an additional two-year period at the end of each term. Mr. Rutland’s employment agreement was amended in January 2005 in order to provide that calculations of bonus amounts are made pursuant to the bonus plans utilized by the Company from time to time. Mr. Sawyer entered into an employment agreement with the Company for a five-year term ending in June 2006, which is automatically renewed for an additional two-year period at the end of each term. Mr. Duffy entered into an employment agreement with the Company for a one-year term ending in December 2005, which automatically renews for an additional one-year period at the end of each term. Mr. Duffy’s employment agreement was amended in January 2005 in order to provide that calculations of bonus amounts are made pursuant to the bonus plans utilized by the Company from time to time and to provide for the payment of the following bonuses to Mr. Duffy in the event that he remains employed by the Company as of the various events triggering the bonus payment: $86,625 upon the filing of the Company’s annual report on Form 10-K for the year ended December 31, 2004; $24,750 upon the filing of the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2005, and $136,125 upon the filing of the Company’s annual report on Form 10-K for the year ended December 31, 2005. The Company has entered into an employment agreement with Guy W. Rutland, IV for a one-year term ending in August 2005, which automatically renews for an additional one-year period at the end of each term. These agreements provide for compensation to the officers in the form of annual base salaries, plus percentage annual increases in subsequent years based upon either the Consumer Price Index for certain executive officers, or such amount established by the Compensation and Nominating Committee, and participation in Company bonus plans.
      Each of the employment agreements of Messrs. Bob Rutland, Sawyer and Duffy also provides that the officers will receive severance benefits if: (i) the officer’s employment is terminated due to death or disability; (ii) the Company terminates the officer’s employment other than for cause or elects not to extend the officer’s employment beyond any initial or renewal term of the agreement, (iii) the officer terminates his employment with the Company as a result of (A) a material change in the duties or responsibilities of the officer or a failure to be elected or appointed to the position held by him, (B) the Company relocating the officer or requiring such officer to perform substantially all of his duties outside the metropolitan Atlanta, Georgia area, (C) the Company committing any material breach of the agreement that remains uncured for thirty days following written notice thereof from the officer, (D) a liquidation, dissolution, consolidation or merger of the Company (other than with an affiliated entity) occurs, or (E) a petition in bankruptcy being filed by or against the Company or the Company making an assignment for the benefit of creditors or seeking appointment of a receiver or custodian for the Company; or (iv) within two years following a “change of control” with respect to the Company, the officer’s employment agreement is terminated by the Company or the officer or not extended for any renewal term.
      The employment agreement of Guy Rutland provides that he will receive severance benefits if his employment is terminated by the Company other than for cause, or because the Company elects not to extend the officer’s employment beyond the initial or any renewal term of the agreement.
      In addition, Mr. Sawyer’s employment agreement provides for severance benefits if there is any material reduction by the Company to Mr. Sawyer’s compensation other than as contemplated by the agreement, the Company fails to comply with its obligations in respect of payment of salary and bonus to Mr. Sawyer or Mr. Sawyer terminates his employment as a result of the failure of the Board of Directors to re-nominate Mr. Sawyer as a candidate for director or to appoint, elect or re-elect Mr. Sawyer as Chairman of the Board after Bob Rutland ceases holding such office.
      The severance benefits payable to Mr. Duffy pursuant to a termination of employment following a change of control include a cash payment equal to three times each of (i) his annual base salary for the year such termination occurs, plus (ii) his “bonus.” The severance benefits payable to Mr. Duffy pursuant to any other manner of termination that triggers severance benefits shall include a cash payment equal to two times each of (i) his annual base salary for the year such termination occurs, plus (ii) his “bonus.” The severance benefits payable to each of Messrs. Bob Rutland and Sawyer include a cash payment equal to three times each of (i) his annual base salary for the year such termination occurs, plus (ii) his “bonus”. The severance benefits payable to Guy Rutland include one year’s base salary paid in accordance with customary payroll practices.
      For purposes of the severance benefits set forth above, the term “bonus” includes, with respect to Messrs. Bob Rutland and Duffy, an amount equal to (A) the greatest of (1) the average of each of the previous two years’ bonus payments under the incentive plan in effect, (2) the average of each of the previous two years’ “target bonus” amounts under the incentive plan in effect or (3) the amount of the “target bonus” for Messrs. Rutland and Duffy under the incentive plan in effect for the year in which their respective employment with the Company is terminated, plus (B) an amount equal to the dollar value of the restricted stock target or other form of equity award for each of them with respect to the most recent annual award of restricted stock or other equity award made under the LTI Plan. For Mr. Sawyer, the term “bonus” includes an amount equal to (A) the greatest of (1) the annual bonus actually paid to Mr. Sawyer in the preceding year, (2) the average of each of the previous two years’ annual bonus payments to Mr. Sawyer, or (3) if the termination follows a “change of control,” the target amount of his annual bonus for the year in which such termination occurs, plus (B) an amount equal to the dollar value of the restricted stock target for him with respect to the most recent annual award of restricted stock made under the LTI Plan.
      A “change of control” under the employment agreements of Messrs. Bob Rutland, Sawyer, and Duffy occurs (i) in the event of a merger, consolidation or reorganization of the Company following which the shareholders of the Company immediately prior to such reorganization, merger or consolidation own in the aggregate less than seventy percent (70%) of the outstanding shares of common stock of the surviving corporation, (ii) upon the sale, transfer or other disposition of all or substantially all of the assets or more than thirty percent (30%) of the then outstanding shares of common stock of the Company, other than as a result of a merger or other combination of the Company and an affiliate of the Company, (iii) upon the acquisition by any person of beneficial ownership (as defined in the Exchange Act) of twenty percent (20%) or more of the combined voting power of the Company’s then outstanding voting securities or (iv) if the members of the Board of Directors who served as such on the date of the applicable employment agreement (or any successors approved by two-thirds (2/3) of such Board members) cease to constitute at least two-thirds (2/3) of the membership of the Board.
      The maximum severance benefits that would have been due upon termination meeting the criteria for severance compensation under the employment agreements as of December 31, 2004 are approximately: $2,128,000 to Bob Rutland, $4,246,800 to Mr. Sawyer, $1,761,300 to Mr. Duffy and $176,384 for Guy Rutland. The Company is also required to provide to Messrs. Bob Rutland, Sawyer, Duffy and Guy Rutland medical and hospitalization benefits and other benefits for defined periods following termination triggering severance benefits.
      In January 2005, the employment agreement between the Company and David Rawden was terminated. The Company has agreed to pay, in accordance with the Company’s regular payroll practices, Mr. Rawden’s current base salary of $330,000 for a period of one year following the date of his termination as severance benefits. In addition, the Company has agreed to continue to provide Mr. Rawden with a monthly automobile allowance and to pay for his current medical benefits in each case for a period of one year following the date of his termination.
      The employment agreement between the Company and Robert Chambers was terminated in October 2004. No severance benefits were paid by the Company to Mr. Chambers in connection with the termination of this employment agreement.

Split-Dollar Life Insurance Agreements
      The Company is a party to “split dollar” insurance agreements with respect to certain of its executive officers and directors. Each of these agreements was entered into while such persons were employed as executive officers with the Company. The agreements are between the Company and certain trusts established for the benefit of the executive officers and directors. The Company paid the premiums on the split dollar insurance agreements for Messrs. Berner F. Wilson, Guy W. Rutland III, Guy W. Rutland, IV and Robert J. Rutland until the enactment of the Sarbanes-Oxley Act of 2002 on June 30, 2002, at which time such Company payments were discontinued. A portion of the premiums paid by the Company is taxable compensation recognized by the director or executive officer.
      Under certain circumstances, the Company will receive back the lesser of (i) the aggregate of the premiums paid by it less certain adjustments or (ii) the cash surrender value of the policies. However, pursuant to the terms of the split dollar insurance agreements, the trustees representing the trusts for the benefit of the executive officers and directors have been utilizing loans against the available cash surrender value to pay the annual premiums due under the insurance policy and interest on previous loans made against the policies, which may result in a reduction of the amount of potential recovery from the Company’s interest in the policy. The Company receives its interest in cash upon the earlier of the death of the insured or the termination of the contractual arrangement.

      The following table sets forth the annual amount of premiums payable on these policies for each of these agreements as of December 31, 2004:

Name of Insured	Annual Premiums

Berner F. Wilson, Jr.	$96,275
Guy W. Rutland III	324,638
Guy W. Rutland IV	13,098
Robert J. Rutland	257,441
Long-Term Incentive Plan
      The Company’s LTI Plan allows for the issuance of an aggregate of 2,150,000 shares of Common Stock. The LTI Plan authorizes the Company to grant incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, and performance awards to eligible employees and directors, including each of the executive officers named herein, as determined under the LTI Plan. The LTI Plan was adopted and approved by the Board of Directors and shareholders in July 1993, amended in 2000, amended and restated in 2001, amended in 2002 and amended and restated in 2004.
      The Compensation and Nominating Committee selects those employees to whom awards are granted under the LTI Plan and determines the number of stock options, performance units, performance shares, shares of restricted stock, and stock appreciation rights and the amount of cash awards granted pursuant to each award and prescribes the terms and conditions of each such award.

Nonqualified Stock Options
      The Board of Directors may grant non-qualified stock options under the LTI Plan. The Company granted no non-qualified stock options during 2004. Non-qualified options to acquire 713,874 shares of Common Stock pursuant to the LTI Plan were exercisable at December 31, 2004.

Restricted Stock Awards
      Effective December 19, 1996, the Board of Directors of the Company adopted the Allied Holdings, Inc. Restricted Stock Plan (“Restricted Stock Plan”) pursuant to authority granted by the LTI Plan. The awards granted prior to 2003 under the Restricted Stock Plan vest over five years, 20% per year commencing on the first anniversary of the date of grant. The Company issued 250 shares of restricted stock in 2003 to each full time non-bargaining employee in the United States other than those at the level of Senior Vice President or above. Such shares of restricted stock vested after one year. The Company did not issue restricted stock to any of its executive officers or any other employees in 2004.

Incentive Stock Options
      During 2004, the Company granted incentive stock options to purchase 163,500 shares. These options become exercisable after one year in 33% increments per year, and expire 10 years from the date of grant. Options which are granted pursuant to the incentive stock option provisions of the LTI Plan are intended to qualify as incentive stock options within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). Incentive stock options to acquire 874,793 shares of Common Stock pursuant to the LTI Plan were exercisable at December 31, 2004.

Stock Appreciation Rights
      The Board of Directors of the Company adopted the Stock Appreciation Rights Plan (“SAR Plan”) pursuant to the terms of the LTI Plan effective January 1, 1997. The purpose of the SAR Plan is to provide incentive compensation to certain management employees of the Company. Such incentive compensation shall be based upon the award of stock appreciation rights units, the value of which are related to the appreciation in fair market value of the Common Stock. All payments under the SAR Plan are made in cash.

The Compensation and Nominating Committee determines the applicable terms for each award under the SAR Plan. The SAR awards vest over 3 years and may be exercised only during the fourth year. The exercise price increases 6% per year. The Company has not granted SAR’s during the past three years.
Retirement Plans
      The Company maintains a tax qualified defined benefit pension plan (the “Retirement Plan”). The table set forth below illustrates the total combined estimated annual benefits payable under the Retirement Plan to eligible salaried employees for years of service assuming normal retirement at age 65.

Allied Defined Benefit Pension Plan

	Years of Service

Remuneration	10	15	20	25	30	35

100,000	20,000	30,000	40,000	50,000	50,000	50,000
125,000	25,000	37,500	50,000	62,500	62,500	62,500
150,000	30,000	45,000	60,000	75,000	75,000	75,000
175,000	34,000	51,000	68,000	85,000	85,000	85,000
200,000	34,000	51,000	68,000	85,000	85,000	85,000
225,000	34,000	51,000	68,000	85,000	85,000	85,000
250,000	34,000	51,000	68,000	85,000	85,000	85,000
275,000	34,000	51,000	68,000	85,000	85,000	85,000
300,000	34,000	51,000	68,000	85,000	85,000	85,000
      The Retirement Plan uses average compensation, as defined by the Retirement Plan, paid to an employee by the plan sponsor during a plan year for computing benefits. Compensation includes bonuses and any amount contributed by a plan sponsor on behalf of an employee pursuant to a salary reduction agreement which is not includable in the gross income of the employee under Code Sections 125, 402(a)(8), or 402(h). However, compensation in excess of Code Section 401(a)(17) limit shall not be included. The limit under the Retirement Plan for 2004 is $170,000.
      The Company amended the Retirement Plan effective April 30, 2002 in order to freeze the Retirement Plan. As a result of this amendment to the Retirement Plan, commencing April 30, 2002, participants do not accrue credit towards years of service, participants do not accrue credit for pay increases received, and new employees may not become participants in the Retirement Plan. However, vesting does continue to accrue after April 30, 2002. The compensation covered by the Retirement Plan for each of Messrs. Bob Rutland, Sawyer, Duffy and Guy Rutland is $170,000.
      The estimated years of credited service for each of the named executive officers as of December 31, 2004 is as follows:

Years of Credited Service
Name	as of December 31, 2004

Robert J. Rutland	37.7
Hugh E. Sawyer	0.6
Thomas M. Duffy	3.6
Guy W. Rutland, IV	17.5
David A. Rawden	0.0
Robert C. Chambers	0.0
      The benefits shown in the Pension Plan Table are payable in the form of a straight line annuity commencing at age 65. There is no reduction for social security benefits or other offset amounts.

Compensation and Nominating Committee Interlocks and Insider Participation in Compensation Decisions
      David G. Bannister, William P. Benton, Robert R. Woodson and J. Leland Strange served as members of the Compensation and Nominating Committee during the year ended December 31, 2004. None of the members of the Compensation and Nominating Committee has served as an officer of the Company, and none of the executive officers of the Company has served on the board of directors or the compensation committee of any entity that had officers who served on the Company’s Board of Directors.

Performance Graph
      The following graph shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference in any previous or future documents filed by the Company with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the Report by reference in any such document.
      The following graph compares the cumulative total stockholder return (stock price appreciation plus dividend) on the Company’s Common Stock with the cumulative total return of The Nasdaq Stock Market (U.S. Companies) and of the Nasdaq Trucking and Transportation Companies for the period beginning December 31, 1999 through and including November 24, 2004, the last day the Common Stock was traded on The American Stock Exchange in 2004. While the Company was initially traded on the NASDAQ stock market, it began trading on the New York Stock Exchange in March 1998 and now trades on the American Stock Exchange. The Company believes that the NASDAQ Stock Market (U.S.) Index and the NASDAQ Trucking & Transportation Index are the appropriate indices for purposes of its Performance Graph.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG ALLIED HOLDINGS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ TRUCKING & TRANSPORTATION INDEX

*	$100 invested on 12/31/99 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

INDEPENDENT PUBLIC ACCOUNTANTS
      The Audit Committee has selected KPMG LLP, independent auditors, to serve as the Company’s principal accounting firm for the fiscal year ending December 31, 2005. Approval of the Company’s accounting firm is not a matter required to be submitted to the shareholders. The Company, upon the recommendation of the Audit Committee, first appointed KPMG LLP on April 2, 2002 to serve as independent public accountants of the Company for the fiscal year ending December 31, 2002. The Company has been advised by KPMG LLP that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries in any capacity. KPMG LLP is considered by the Company to be well qualified.
      Representatives of KPMG LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire, and will be available to respond to questions.
Audit Fees
      Fees for KPMG LLP audit services totaled approximately $1,660,000 in 2004 and $640,000 in 2003, including fees for professional services rendered for the audit of the Company’s annual financial statements and the review of the Company’s quarterly reports on Form 10-Q.
Audit-Related Fees
      The aggregate fees billed by KPMG LLP for professional services rendered for the issuance of debt compliance letters for 2004 and the issuance of debt compliance letters and the audit of the Company’s defined benefit plan and 401(k) defined contribution plan financial statements for 2003 were $15,000 and $49,000, respectively.
Tax Fees
      The aggregate fees billed by KPMG LLP for professional services rendered for income tax consulting were $14,000 and $25,000 in 2004 and 2003, respectively.
All Other Fees
      There were no fees billed by KPMG LLP for professional services rendered other than as stated under the captions “Audit Fees,” “Audit-Related Fees,” and “Tax Fees.”
      All of KPMG’s fees for services, whether for audit or non-audit services, are pre-approved by the Audit Committee, which concluded that the provision of such services by KPMG was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.
SHAREHOLDER PROPOSALS
      The 2006 Annual Meeting of Shareholders is anticipated to be held in May 2006. Under the Company’s Bylaws, any nominations for the Board of Directors and any proposal that a shareholder intends to present at the 2006 Annual Meeting must be received at 160 Clairemont Avenue, Suite 200, Decatur, Georgia 30030 addressed to the attention of Hugh E. Sawyer, President and Chief Executive Officer, not later than 60 days prior to the scheduled date of the 2006 Annual Meeting; provided, that if notice or prior public disclosure of the scheduled date of the 2006 Annual Meeting is given less than 60 days prior to the scheduled date, any nominations for the Board of Directors must be received not later than the tenth day after the date of the earlier of either notice of the meeting date or prior public disclosure of the meeting date. Nominations for the Board of Directors must also include information regarding the nominee and the person nominating as required by the Company’s Bylaws.
      Under SEC Rule 14a-8, in order for any shareholder proposal to be considered for inclusion in the Company’s Proxy Statement and form of proxy for the 2006 Annual Meeting, it must be received at the Company’s principal executive offices on or prior to December 25, 2005. However, if the 2006 Annual

Meeting is held on a date more than 30 days before or after May 24, 2006, any shareholder who wishes to have a proposal included in the Company’s Proxy Statement for such meeting must submit the proposal to the Company within a reasonable period of time before the Company begins to print and mail its proxy materials.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than 10% of the Common Stock, to file reports of ownership and changes in ownership of the Common Stock with the SEC and the American Stock Exchange. Officers, directors and greater than 10% beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.
      Based solely upon a review of the copies of the forms and written representations furnished to the Company, the Company believes that during the 2004 fiscal year its officers, directors and 10% shareholders complied with all applicable filing requirements, except for Robert Chambers, who failed to timely file a Form 3.
OTHER MATTERS
      Action will be taken on whatever other matters may properly come before the meeting. Management of the Company is not aware of any other business matters to be considered at the annual meeting except the Report of Management and presentation of financial statements. If any other matter properly comes before the meeting, it is the intention of the persons named in the enclosed Proxy to vote all proxies with respect to such matters in accordance with the recommendations of management of the Company.
      No director has informed the Company that he intends to oppose any recommended action as specified in this Proxy Statement. With the exception of election to office, no director or officer has a substantial interest in any matter to be acted upon.
      Management of the Company urges you to promptly complete the proxy whether or not you expect to be present at the meeting. You may complete the proxy by (i) signing and returning the enclosed proxy in the envelope provided, (ii) voting by telephone using the telephone number on the proxy, or (iii) voting by internet using the website on the proxy. IF YOU DO ATTEND, YOU MAY THEN WITHDRAW YOUR PROXY.
      UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO THOMAS H. KING, 160 CLAIREMONT AVENUE, SUITE 200, DECATUR, GEORGIA 30030, A COPY OF THE COMPANY’S 2004 ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS), INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, WILL BE PROVIDED FREE OF CHARGE. EXHIBITS TO FORM 10-K WILL BE PROVIDED UPON REQUEST AND PAYMENT OF REASONABLE COST, IF ANY, OF REPRODUCTION AND DELIVERY.

PROXY

ALLIED HOLDINGS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby acknowledges receipt of the notice of the annual meeting of the shareholders of Allied Holdings, Inc. (the “Company”) to be held on May 24, 2005 at 10:00 a.m., local time, at the corporate offices of the Company, 160 Clairemont Avenue, Third Floor Conference Room, Decatur, Georgia 30030 (“Annual Meeting”), and the Proxy Statement attached thereto, and does hereby appoint Hugh E. Sawyer and Thomas M. Duffy, and each or either of them (with full power to act alone), the true and lawful attorney(s) of the undersigned with power of substitution, for and in the name of the undersigned, to represent and vote, as designated below, all of the shares of no par value common stock of the Company which the undersigned is entitled to vote at the Annual Meeting, or at any adjournment or adjournments thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH NOMINEE LISTED IN PROPOSAL NUMBER 1 AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXY HOLDER WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY MAY BE REVOKED BY ATTENDING THE MEETING AND VOTING IN PERSON, OR BY SUBMITTING A SUBSEQUENT PROXY WITH THE SECRETARY OF THE COMPANY PRIOR TO OR AT THE TIME OF THE MEETING.

SEE REVERSE
SIDE
CONTINUED AND TO BE SIGNED ON REVERSE SIDE
SEE REVERSE
SIDE

#ALH

☒	Please mark votes as in this example.

1.	Election of Directors. For Three-Year Terms Expiring Annual Meeting 2008:					2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.
	NOMINEES:	(01) Guy W. Rutland, III, (02) J. Leland Strange, (03) Robert R. Woodson
		FOR ALL NOMINEES except as indicated below	☐	☐	WITHHELD FROM ALL NOMINEES

	☐	Instructions: to withhold authority to vote for any individual nominee(s) write that nominee’s name on the space provided above.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

I hereby revoke all proxies by me heretofore given for any meeting of the shareholders of the Company.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE.

Please sign your proxy exactly as your name appears at left. When signing as an attorney, executor, administrator, trustee, or guardian, give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in a partnership name by authorized person. WHEN SHARES ARE HELD BY JOINT TENANTS, OR IN THE NAME OF TWO OR MORE PERSONS, ALL SHOULD SIGN.

Signature:	Date:	Signature:	Date: